UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

NovAccess Global Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Suite C, Chesterland, Ohio 44026
(Address of principal executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 440-644-1027

XsunX, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 25, 2020, we filed articles of amendment to our articles of incorporation with the Colorado Secretary of State to: (1) effectuate a 1-for-1,000 reverse stock split of the company’s outstanding shares of common stock; and (2) change the name of the company from “XsunX, Inc.” to “NovAccess Global Inc.”

There are approximately 1,601,949 shares of common stock issued and outstanding after the stock split. The stock split affected all of our shareholders uniformly and did not change any shareholder’s percentage ownership in the company, except for adjustments that may result from the treatment of fractional shares. The number of shares of the company’s authorized common stock (2.0 billion) was not changed by the stock split.

Our common stock is quoted on the OTC Pink Open Markets under the symbol “XSNX” and our common stock will continue to be reported on the OTC Pink under the same symbol.

We believe that the reverse split and corporate name change will position the company to transition into a new business plan focused on commercializing developmental healthcare solutions in the biotechnology, medical, and health and wellness markets. We also expect that the increased per share market price of our stock resulting from the reverse stock split may increase the marketability and liquidity of our stock. Of course, we cannot guarantee that our stock price will increase in proportion to the split (or at all).

For more information about the stock split and name change, please see our Information Statement on Schedule 14C filed with the Securities and Exchange Commission on June 29, 2020. The description of the amendment to the company’s articles of incorporation is qualified in its entirety by the articles of amendment filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

3.1	Articles of Amendment to Articles of Incorporation dated August 25, 2020

99.1	Press Release dated August 26, 2020 Captioned “XsunX, Inc. Changes Name to NovAccess Global Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovAccess Global Inc.

Date: August 27, 2020	/s/ Daniel G. Martin
By Daniel G. Martin, Chief Executive Officer